Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Jesse E. Morris, CFO and COO, jmorris@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

Main Street Announces
Increase in Commitments Under its SPV Credit Facility

Total Commitments Increased to $430 Million

HOUSTON, October 13, 2023 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) is pleased to announce that its wholly owned subsidiary, MSCC Funding I, LLC (the “SPV”), has expanded its senior secured revolving credit facility (the “SPV Credit Facility”) from $255.0 million to $430.0 million. The $175.0 million increase in total commitments was the result of the addition of two new lender relationships under the SPV Credit Facility. The recent increase in total commitments was executed under the accordion feature of the SPV Credit Facility, which allows for an increase up to $450.0 million in total commitments under the facility from new and existing lenders on the same terms and conditions as the existing commitments. The recent increase in total commitments under the SPV Credit Facility provides Main Street with access to additional financing capacity to fund the future growth of its investment portfolio and for general corporate purposes.

Dwayne L. Hyzak, Main Street’s Chief Executive Officer, commented, “We are very pleased that we were able to diversify our lender group and significantly expand the commitments under our SPV credit facility. These new commitments provide us with $175 million of additional debt capital, which when combined with over $80 million of new equity capital raised under our at-the-market, or ATM, equity issuance program during the third quarter of 2023, has significantly increased our overall liquidity available to fund the continued growth of our investment portfolio and provided us additional flexibility with our overall capital structure. The confidence shown by these new lending relationships is greatly appreciated.”

ABOUT MAIN STREET CAPITAL CORPORATION
Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market investment strategy. Main Street’s lower middle market companies generally have annual revenues between $10 million and $150 million. Main Street’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.

Main Street, through its wholly owned portfolio company MSC Adviser I, LLC (“MSC Adviser”), also maintains an asset management business through which it manages investments for external parties. MSC Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements, including but not limited to the availability of future financing capacity under the credit facilities, which are based upon Main Street management’s current expectations and are inherently uncertain. Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under Main Street’s control, and that Main Street may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual performance and results could vary materially from these estimates and projections of the future as a result of a number of factors, including those described from time to time in Main Street’s filings with the Securities and Exchange Commission. Such statements speak only as of the time when made and are based on information available to Main Street as of the date hereof and are qualified in their entirety by this cautionary statement. Main Street assumes no obligation to revise or update any such statement now or in the future.

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